                                                                       Exhibit 9
                                                      ANNE M. GOGGIN
                                                      GENERAL COUNSEL




                                                 January 19, 2001



New England Life Insurance Company
New England Variable Annuity Separate Account
501 Boylston Street
Boston, MA 02117

Gentlemen and Ladies:

     In my capacity as General Counsel of New England Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of a post-effective amendment to the Registration Statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940 (File Nos. 33-85442 and 811-8828). This amendment is being filed with respect to individual variable annuity contracts (the "Contracts") issued by New England Variable Annuity Separate Account (the "Account").

     In forming the following opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

     It is my opinion that:

     1. The Account is a separate investment account of the Company and is validly existing pursuant to the laws of the Commonwealth of Massachusetts.

     2. The Contracts, when issued in accordance with the Prospectus of the Account and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms.

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

     I consent to the filing of this opinion as an exhibit to the above-mentioned amendment to the Registration Statement and to the inclusion of my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this amendment to the Registration Statement on Form N-4.

         Very truly yours,

         Anne M. Goggin
         General Counsel